Exhibit 10.1

AMENDMENT 3 TO SENIOR SECURED PROMISSORY NOTE

DATED April 11, 2006

WHEREAS, the Parties entered into the Senior Secured Promissory Note (“Note”) dated September 30, 2005, the Amended Senior Secured Promissory Note dated November 4, 2005 and Amendment 2 to Senior Secured Promissory Note dated December 11, 2005; and,

WHEREAS, Global Hotline, Inc. loaned GMB International, Inc. 360,000,000 Yen in December 2005, increasing the balance due to 400,000,000 Yen plus interest.

WHEREAS, GMB International, Inc. repaid 200,000,000 Yen on January 13, 2006, decreasing the balance due to 200,000,000 Yen plus interest.

WHEREAS, GMB International, Inc. repaid 80,000,000 Yen on April 7, 2006, decreasing the balance due to 120,000,000 Yen plus interest.

WHEREAS, the Parties desire amend the repayment included in Schedule 1 of the Note.

NOW THEREFORE, in consideration of the mutual covenants and promises herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties each intending to be legally bound, agree to amend the Schedule 1 of the Note in its entirety as follows:

SCHEDULE 1

Payment Schedule

Date	Amount

April 30, 2006	120,000,000 Yen plus interest

Except as expressly amended herein, there are no other amendments, implied or otherwise to the Note or any other agreement between the parties.

This agreement may be executed in any number of counterparts, each of which, when executed, is an original. Those counterparts together make one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective corporate officers thereunto duly authorized on the day and year first above written.

GMB International, Inc.

By:	/s/ Hiroki Isobe
Name:	Hiroki Isobe
Title:	Director

Global Hotline, Inc.

By:	/s/ Kyo Nagae
Name:	Kyo Nagae
Title:	Chief Financial Officer